Certified Resolutions

1.

I, Christine Medy, certify that I am the Assistant Secretary and Signatory Officer of Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America (“MLOA”) (“Equitable America” or “Company”) located in New York, state of New York, and that I have been appointed and am presently serving in that capacity in accordance with the Bylaws of the institution.

2.

I further certify that the following are true, correct and complete copies of Board Resolutions: (1) MLOA9-11 adopted February 10, 2011 (“Resolution MLOA9-11”); (2) MLOA4-07 adopted February 15, 2007 (“Resolution MLOA4-07”); (3) MLOA15-05 adopted September 14, 2005 (“Resolution MLOA15-05”); and (4) MLOA11-04 adopted July 22, 2004 (“Resolution MLOA11-04”) (collectively, the “Resolutions”), at which quorums were present and acting throughout; and that said Resolutions have not been, annulled, rescinded, or revoked, and are now in full force and effect:

Resolution MLOA9-11

WHEREAS, by Resolution MLOA11-04 adopted July 22, 2004, as amended by Resolutions MLOA15-05 adopted September 14, 2005 and MLOA4-07 adopted February 15, 2007 (together, “Resolution MLOA11-04”), the Board delegated authority to the Chief Executive Officer, the Chief Financial Officer and the President and Chief Operating Officer, with power to subdelegate, (a) to approve and implement changes in the portfolio of insurance and annuity products of MONY Life Insurance Company of America, provided that any significant change is brought before this Board, and (b) to establish and change current interest rates and current policy and contract charges in accordance with the criteria for such changes approved by this Board and the terms and conditions of such policies and contracts; and

WHEREAS, the adoption by this Board of the following resolution is deemed desirable to clarify that the authority previously delegated by this Board to the President and Chief Operating Officer pursuant to Resolution MLOA11-04 has been delegated to the President;

NOW, THEREFORE, BE IT

RESOLVED, That Resolution MLOA11-04 remains in full force and effect, except that any authority delegated to the President and Chief Operating Officer, including any power to subdelegate, also is hereby delegated to the President.

Resolution MLOA4-07

WHEREAS, the adoption by this Board of the following resolution is deemed desirable to clarify that any authority previously delegated by this Board to the former Vice Chairman of the Board and Chief Financial Officer pursuant to any prior Board resolution (the “Resolutions”) has been delegated to the Executive Vice President and Chief Financial Officer;

NOW, THEREFORE, BE IT

RESOLVED, That the Resolutions remain in full force and effect, except that any authority delegated to the Vice Chairman of the Board and Chief Financial Officer, including any power to sub-delegate, also is hereby delegated to the Executive Vice President and Chief Financial Officer.

Resolution MLOA15-05

WHEREAS, by Resolution MLOA11-04 adopted July 22, 2004, the Board delegated authority to the Chief Executive Officer and the Vice Chairman of the Board and Chief Financial Officer, with power to sub-delegate, to approve and implement changes in the portfolio of insurance and annuity products of MONY Life Insurance Company of America, provided that any significant change is brought before this Board;

NOW, THEREFORE, BE IT

RESOLVED, That Resolution MLOA11-04 remains in full force and effect except that the President and Chief Operating Officer also is hereby authorized to act under that Resolution, with power to sub-delegate.

Resolution MLOA11-04

WHEREAS, Executive Vice President McLaughlin has recommended a delegation of authority to effect changes to the portfolio of insurance and annuity products of MONY Life Insurance Company of America (“MONY America”) and its separate accounts, as described in the memorandum Executive Vice President McLaughlin to Vice Chairman of the Board and Chief Financial Officer Tulin dated July 9, 2004, submitted to the Board and filed with the minutes of this meeting;

NOW, THEREFORE, BE IT

RESOLVED, That the Chief Executive Officer and the Vice Chairman of the Board and Chief Financial Officer, with power to sub-delegate, are each hereby authorized, as each may deem necessary or appropriate and in accordance with applicable laws and regulations, to approve and implement changes in the portfolio of MONY America’s insurance and annuity products, including, without limitation, (i) changes to, and variations in, contract terms and provisions, (ii) establishment of, and changes to, the premium rate and charge structures of such contracts (subject to the further resolution below), (iii) securing reinsurance for insurance and investment risks, (iv)

changes in underwriting limits and (v) the issuance of new contract forms which do not pose new or different risks to MONY America or represent the commencement of a new type of business activity, provided that, any significant change to MONY America’s insurance and annuity products, as determined in consultation with MONY America’s legal counsel, shall be brought before this Board, or any appropriate Committee thereof, for consideration;

FURTHER RESOLVED, That the Chief Executive Officer or the Vice Chairman of the Board and Chief Financial Officer, with power to sub-delegate, are each hereby authorized as each may deem necessary and in accordance with applicable laws and regulations, to establish and change current interest rates and current policy and contract charges in accordance with the terms and conditions of such policies and contracts, provided however, that authority is not delegated to establish life insurance premium rates or tables of mortality charges to the extent that such rates or charges are required by law to be approved by the Board of Directors or a Committee thereof, and further provided, that a written report of all such actions shall be presented to the Board of Directors at the meeting of the Board of Directors next following any such actions;

FURTHER RESOLVED, That the Chief Executive Officer, the Vice Chairman of the Board and Chief Financial Officer, and the Chief Investment Officer, with power to sub-delegate, are each hereby authorized, as each may deem necessary or appropriate in connection with MONY America’s life insurance and annuity businesses and in accordance with applicable laws and regulations and the contracts issued by MONY America, to (i) designate additional divisions or subdivisions of the separate accounts funding MONY America’s life insurance and annuity businesses or authorize any such additional separate account (the “Separate Account”), having investment policies substantially similar to any current or future Separate Account of MONY America, or division or subdivision thereof, which has been approved by this Board, (ii) modify, divide or eliminate any such Separate Account, division or subdivision, (iii) change the Designation of the Separate Account to another designation, (iv) transfer cash or securities into a Separate Account or into any division thereof as may be deemed necessary or appropriate to facilitate the Separate Account’s or division’s commencement of operations or its continuing operations, or to meet the requirements of any applicable law or regulation and (v) replace any investment company funding a Separate Account or division thereof, with another investment company; and

FURTHER RESOLVED, That the officers of MONY America are each hereby authorized, as any of them may deem necessary or appropriate for the purpose of carrying out the intent of and implementing the foregoing resolutions, to take all such acts and prepare, execute, file and deliver all such documents in the name of and on MONY America’s behalf, including any and all registration statements, applications for exemptions, certificates, affidavits, consents and other instruments required under applicable federal and state laws and regulations (as conclusively evidenced by the taking of such action or the execution and delivery of such documents and instruments, as the case may be).

The Resolutions are presently in full force and effect and have not been revoked or rescinded as of this date.

IN WITNESS HEREOF, the undersigned has affixed her signature and the corporate seal of the corporation this 22nd day of June 2022.

Christine Medy Assistant Secretary and Signatory Officer

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